UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1

LIQUIDITY SERVICES, INC.
6931 Arlington Road, Suite 200
Bethesda, MD 20814

SUPPLEMENT NO. 1 DATED FEBRUARY 3, 2020
TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF LIQUIDITY SERVICES, INC.
TO BE HELD ON FEBRUARY 20, 2020

This proxy statement supplement (this “Supplement”), dated February 3, 2020, amends and supplements the definitive proxy statement (the “Proxy Statement”) filed by Liquidity Services, Inc. (referred to herein as the “Company,” “we,” “us,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on January 28, 2020, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2020 Annual Meeting of Stockholders to be held on Thursday, February 20, 2020, at 11:00 a.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 200, Bethesda, MD 20814 (the “Annual Meeting”).
Explanatory Note
This Supplement is being filed with the SEC and is being made available to our stockholders on or about February 3, 2020. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on January 7, 2020 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.
Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

Supplement to Proposal No. 4
Proposal No. 4 in the Proxy Statement relates to the approval of an amendment and restatement of our Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Third A&R Plan”). This Supplement is being filed to supplement Proposal No. 4 to provide additional information about our burn rate under the Third A&R Plan and reflects as separate amounts the performance-based awards granted and earned in each year for the past three fiscal years.
“The following table provides details regarding the number of equity awards granted annually under the Third A&R Plan for each of the past three fiscal years by type of award and includes separate disclosure regarding the performance-based awards granted and earned in each year for the past three fiscal years as well as our weighted average shares of common stock outstanding:

Share Element	2019	2018	2017
Time-Based Stock Options Granted	563,066	258,346	158,115
Time-Based Full-Value Awards Granted	325,128	367,221	516,602
Performance-Based Stock Options Granted	571,250	418,780	109,300
Performance-Based Stock Options Earned/Vested	224,530	0	1,408
Performance-Based Full-Value Awards Granted	287,600	915,180	332,750
Performance-Based Full-Value Awards Earned/Vested	235,807	0	964

Weighted-Average Shares of Common Stock Outstanding During the Fiscal Year	33,062,976	32,095,491	31,402,921”

Voting
Our stockholders should note the following:

•	We will not make available or distribute, and our stockholders do not need to sign new proxy cards or submit new voting instructions.

•	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect and will be voted as directed.

•
If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by (1) sending written notice to the Corporate Secretary of the Company at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: VP, General Counsel and Corporate Secretary; (2) delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet prior to the Annual Meeting; or (3) voting in person at Annual Meeting.

•
If you are a beneficial owner of shares, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to vote at the Annual Meeting.

•	We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.
Additional Information and Where to Find It
This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on February 20, 2020. The Company has filed with the SEC and made available to the holders of its common stock as of January 7, 2020, the Proxy Statement containing important information relating to among other things, Proposal No. 4. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.
Each stockholder’s vote regarding the proposals set forth in the Proxy Statement (including, but not limited to Proposal No. 4) is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and this Supplement are available without charge by visiting our website, www.liquidityservices.com, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.

3